Filed Pursuant to Rule 424(b)(5)

Registration No. 333-230755

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 19, 2019)

$100,000,000

Common Stock

On February 11, 2021, we entered into a certain Sales Agreement, or sales agreement, with A.G.P./Alliance Global Partners, or A.G.P., relating to shares of our common stock offered by this prospectus supplement. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock from time to time through A.G.P.

Our common stock is traded on the Nasdaq Capital Market, or Nasdaq, under the symbol “NBEV.” On February 10, 2021, the closing sale price of our common stock on Nasdaq was $4.37 per share.

Sales of shares of our common stock under this prospectus supplement, if any, may be made by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. If authorized by us in writing, A.G.P. may also sell shares of our common stock in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices. A.G.P. is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between A.G.P. and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

A.G.P. will be entitled to compensation under the terms of the sales agreement at a commission rate equal to 3% of the gross sales price from sales of shares under this offering. We will use the net proceeds from any sales under this prospectus supplement as described under “Use of Proceeds.” The amount of proceeds we receive from sales of our common stock, if any, will depend on the number of shares actually sold and the offering price of such shares.

In connection with the sale of common stock on our behalf, A.G.P. will be deemed to be an underwriter within the meaning of the Securities Act, and its compensation as the sales agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to A.G.P. with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our securities involves a high degree of risk. You should read carefully and consider the information contained in and incorporated by reference under “Risk Factors” beginning on page S-6 of this prospectus supplement, and the risk factors contained in other documents incorporated by reference herein and in the accompanying prospectus.

Neither the Securities and Exchange Commission, or SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

A.G.P.

The date of this prospectus supplement is February 12, 2021

ACCOMPANYING PROSPECTUS

S-2

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a registration statement that we filed with the SEC, using a “shelf” registration process and consists of two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. In general, when we refer only to the prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information.” These documents contain information you should carefully consider when deciding whether to invest in our common stock.

This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on information contained in this prospectus supplement, provided that if any statement in, or incorporated by reference into, one of these documents is inconsistent with a statement in another document having a later date,the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein, or any free writing prospectuses we may provide to you in connection with this offering. Neither we nor A.G.P. has authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the shares of common stock to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Securities offered pursuant to the registration statement to which this prospectus supplement relates may only be offered and sold if not more than three years have elapsed since April 19, 2019, the initial effective date of the registration statement, subject to the extension of this period in compliance with applicable SEC rules.

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, references to “we,” “our,” “us,” “NewAge,” “New Age Beverages” or the “Company” in this prospectus mean NewAge, Inc., a Washington corporation, on a consolidated basis with its wholly-owned subsidiaries, as applicable.

S-3

PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference. It does not contain all of the information that you should consider before buying our securities. You should read this prospectus supplement and the accompany prospectus in their entirety, including the information incorporated by reference herein.

Business Overview

We are a healthy consumer products and lifestyles purpose-driven company engaged in the development and commercialization of a portfolio of organic, natural and other better-for-you products. Those products are grouped into three category platforms, health & wellness, healthy appearance, and nutritional performance. We focus on the development and commercialization of healthy, functionally-differentiated brands within those platforms utilizing Noni, Cannabidiol, or CBD, plant-based ingredients, or phytonutrients as points of difference across the portfolio. We also are one of a few companies in our industry that commercializes its business across multiple channels, employing an omni-channel distinctive route to market, including products sold in traditional retail, ecommerce, direct to consumer, and via our direct-store-distribution, or DSD, network. NewAge is building its omni-channel route to market in the 60 countries in which the Company operates, including leverage of its independent product consultants, or IPCs, a peer-to-peer selling group of over 600,000 independent product consultants and customers worldwide.

Our mission is to inspire and educate the planet to “live healthy,” and we support this mission in part, by providing healthier, better-for-you products, that support improvement in people’s lives and health. Our goal is to be the leading social selling and distribution company with a focus on wellness, healthy appearance, and nutritional performance platforms differentiating across the platforms with plant-based ingredients, Noni, CBD, and micro and phytonutrients. We are focused on improving the lives of our consumers, and the livelihoods of our independent product consultants, representatives and affiliates, while delivering sustainable profitable growth and enhanced shareholder value by focusing on doing well by doing good. We believe consumer awareness of the benefits of healthier lifestyles and the availability of healthier products is rapidly accelerating worldwide, and we are seeking to capitalize on that shift. We also believe consumer purchasing behavior is shifting with significantly greater purchases made via ecommerce and alternatives to traditional retail channels, with increasing demand for delivery direct to consumers’ homes, and this trend has accelerated under the environment of COVID-19. To address the changes in consumer behaviors and opportunities presented by those shifts, NewAge implements a range of marketing and sales initiatives to capitalize on those shifts and build our brands with consumers. We intend for each of our brands to have superior functionality and efficacy versus their competitors, and at the same time, connect emotionally with their respective target audiences. We believe that building emotional connections with consumers, supported by functional points of difference, is critical to building brand loyalty.

On November 16, 2020, or the Closing Date, we completed our previously announced acquisition of Ariix, LLC, or Ariix, which owned five brands in the e-commerce and direct selling channels, including Ariix, Zennoa, Limu, MaVie and Shannen, subject to the conditions and terms set forth in the Amended and Restated Merger Agreement, or the Merger Agreement, dated September 30, 2020, by and among the Company, Ariel Merger Sub, LLC, or Merger Sub, Ariel Merger Sub 2, LLC, or Merger Sub 2, Ariix, certain members of Ariix, or the Sellers, and the Sellers Agent. The Merger Agreement was amended by a letter agreement dated as of the Closing Date. Pursuant to the Merger Agreement, as amended, or the Amended Merger Agreement, on the Closing Date, Ariix merged with Merger Sub, with Ariix as the surviving entity and a wholly-owned subsidiary of the Company. Subsequently, Ariix merged with and into Merger Sub 2, which was the surviving entity and is a wholly-owned subsidiary of the Company. Merger Sub 2 has subsequently been renamed Ariix, LLC.

Our principal executive offices are located at 2420 17th Street, Suite 220, Denver, Colorado 80202 and our phone number is (303) 566-3030. Our corporate website address is www.newage.com. The information contained on, connected to, or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink

S-4

The Offering

The following summary contains basic information about our common stock and the offering and is not intended to be complete. It does not contain all of the information that may be important to you. For a more complete understanding of our common stock, you should read the section of the accompanying prospectus entitled “Description of Common Stock.”

Issuer	NewAge, Inc.

Common stock offered	Shares of our common stock having an aggregate offering price of up to $100,000,000.

Manner of offering	“At the market offering” that may be made from time to time through A.G.P., as sales agent or principal. See “Plan of Distribution” beginning on page S-9 of this prospectus.

Common stock to be outstanding after this offering(1)	Up to 143,412,213 shares. The actual number of shares issued will vary depending on the sales price under this offering.

Use of proceeds	We intend to use the net proceeds from this offering, if any, for general corporate purposes, including general working capital. See “Use of Proceeds” beginning on page S-8 of this prospectus.

Risk factors	An investment in our common stock involves substantial risks. You should read carefully the “Risk Factors” included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our filings with the SEC.

Nasdaq Capital Market trading symbol	NBEV

(1) The common stock outstanding after the offering is based on 120,528,918 shares of our common stock outstanding as of February 9, 2021 and the sale of up to 22,883,295 shares of our common stock in this offering at an assumed offering price of $4.37 per share, the last reported sale price of our common stock on Nasdaq on February 10, 2021, and excludes:

●	3,849,240 shares of our common stock underlying outstanding stock options as of December 31, 2020, with a weighted average exercise price of $2.72 per share;

●	2,039,084 shares of our common stock underlying restricted stock awards outstanding as of December 31, 2020; and

●	1,802,856 shares of our common stock underlying warrants outstanding as of December 31, 2020 with a weighted average exercise price of $4.77 per share.

S-5

RISK FACTORS,

Before making an investment decision, you should carefully consider the risks described below and discussed in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as well as the risks, uncertainties and additional information set forth in Forms 10-K, 10-Q and 8-K we file with the SEC and in other documents incorporated by reference in this prospectus as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to This Offering

You will experience dilution as a result of this offering and may experience additional dilution in the future.

Because the price per share of our common stock being offered may be higher than the book value per share of our common stock, you may suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering. In addition, we have a significant number of options outstanding. If the holders of these securities exercise them or become vested in them, as applicable, you may incur further dilution.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

Future sales of substantial amounts of our common stock, or the possibility that such sales could occur, could adversely affect the market price of our common stock.

We may issue up to $100,000,000 of common stock from time to time in this offering. The issuance from time to time of shares in this offering, as well as our ability to issue such shares in this offering, could have the effect of depressing the market price or increasing the market price volatility of our common stock.

It is not possible to predict the actual number of shares we will sell under the sales agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to A.G.P. at any time throughout the term of the sales agreement. The number of shares that are sold through A.G.P. after delivering a placement notice will fluctuate based on a number of factors, including the market price of the common stock during the sales period, the limits we set with A.G.P. in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that we will sell or the gross proceeds we will receive in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

S-6

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact

All statements in this prospectus and the documents and information incorporated by reference in this prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions or the negative of such items that convey uncertainty of future events or outcomes to identify forward-looking statements.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

S-7

USE OF PROCEEDS

The amount of proceeds we receive from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with A.G.P.

We intend to use the net proceeds from this offering for general corporate purposes, including general working capital. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We may temporarily invest the net proceeds in short-term, interest-bearing instruments or other investment-grade securities. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

S-8

PLAN OF DISTRIBUTION

We have entered into a sales agreement with A.G.P. under which we may offer and sell shares of our common stock from time to time through A.G.P. Sales of shares of our common stock, if any, under this prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act.

We will pay A.G.P. commissions for its services in acting as agent in the sale of our common stock at a commission rate equal to 3% of the gross sales price from sales of shares under this offering. A.G.P. may effect sales to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from A.G.P. and/or purchasers of shares of common stock for whom it may act as agent or to whom it may sell as principal. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to A.G.P. under the sales agreement, will be approximately $85,000. We have also agreed to reimburse A.G.P. for the reasonable fees and expenses of its counsel in an amount not to exceed $45,000.

Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and A.G.P. in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and A.G.P. may agree upon.

In connection with the sale of the common stock on our behalf, A.G.P. will be deemed to be an underwriter within the meaning of the Securities Act, and its compensation as sales agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to A.G.P. against certain civil liabilities, including liabilities under the Securities Act.

The offering pursuant to the sales agreement will terminate upon the earlier of (1) the issuance and sale of all shares of our common stock subject to the sales agreement; and (2) the termination of the sales agreement as permitted therein.

The prospectus in electronic format may be made available on websites maintained by A.G.P.

A.G.P. and its affiliates have in the past and may in the future provide various investment banking and other financial services for us and our affiliates, for which services it has received and may in the future receive customary fees. Without limiting the generality of the foregoing, A.G.P. acted as our exclusive placement agent in connection with the private placement of 8.00% Original Issue Discount Senior Secured Notes with an initial principal balance of $32,432,000, 800,000 shares of common stock, Class A Warrants to purchase 750,000 shares of Common Stock, and Class B Warrants to purchase 750,000 shares of Common Stock on December 1, 2020.

To the extent required by Regulation M, A.G.P. will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to our Current Report on Form 8-K and is incorporated by reference in this prospectus.

S-9

LEGAL MATTERS

Certain legal matters will be passed upon for us by Faegre Drinker Biddle & Reath LLP, Denver, Colorado. A.G.P./Alliance Global Partners is being represented in connection with this offering by Reed Smith LLP, New York, New York.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated balance sheets of the Company and its subsidiaries as of December 31, 2018 and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the year then ended, appearing in the Company’s Annual Report on Form 10-K, for the year ended December 31, 2018 have been audited by Accell Audit & Compliance, P.A., independent registered public accounting firm, as stated in their report thereon, included therein, and incorporated by reference herein.

The consolidated financial statements of Ariix, Inc. and its subsidiaries as of and for the years ended January 3, 2020 and December 28, 2018, incorporated in this Prospectus by reference from the Current Report on Form 8-K/A of NewAge, Inc. dated February 1, 2021, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated by reference herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Such financial statements have been incorporated herein in reliance on the report of each such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains our filed reports, proxy and information statements, and other information we file electronically with the SEC.

Additionally, we make our SEC filings available on our website at https://newage.com/en-us/our-story/investors as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than the filings incorporated by reference in this prospectus, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this document, and should not be relied upon in connection with making any investment decision with respect to the securities.

S-10

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and their amendments, except information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is neither deemed filed nor incorporated by reference herein and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 16, 2020 and amended on April 28, 2020;

●	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on May 11, 2020, August 10, 2020 and November 9, 2020, respectively;

●	Our Current Reports on Form 8-K filed with the SEC on January 7, 2020, January 13, 2020, April 15, 2020, June 30, 2020, July 7, 2020, July 20, 2020, July 29, 2020, September 10, 2020, September 29, 2020, October 1, 2020, November 16, 2020, December 1, 2020 and January 4, 2021 and our current report on Form 8-K/A filed with the SEC on February 1, 2021;

●	The information from our definitive proxy statement filed on June 1, 2020 specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019; and

●	The description of our capital stock in our Form 8-A filed with the SEC on February 13, 2017, and any amendment or report filed with the SEC for the purpose of updating the description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act: (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to us at the following address or telephone number:

2420 17th Street, Suite 220

Denver, Colorado 80202

Telephone: (303) 566-3030

You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document which we incorporate by reference is accurate as of any date other than the date on its cover.

S-11

PROSPECTUS

$200,000,000

New Age Beverages Corporation

Common Stock
Preferred Stock
Warrants
Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, or a combination of these securities, or units, for an aggregate initial offering price of up to $200,000,000. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “NBEV.” On April 4, 2019, the last reported sales price for our common stock was $4.96 per share. We will apply to list any shares of common stock sold by us under this prospectus and any prospectus supplement on the NASDAQ Capital Market. The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the NASDAQ Capital Market or any other securities market or exchange covered by the prospectus supplement.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 6, in addition to Risk Factors contained in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

This prospectus is dated April 19, 2019

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $200,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering.

Unless the context otherwise requires, references to “we,” “our,” “us,” “New Age Beverages” or the “Company” in this prospectus mean New Age Beverages Corporation, a Washington corporation, on a consolidated basis with its wholly-owned subsidiaries, as applicable.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should,” “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus or such prospectus supplement only. Because the risk factors referred to above, as well as the risk factors incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as may be required under applicable law. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus and particularly our forward-looking statements, by these cautionary statements.

ABOUT NEW AGE BEVERAGES CORPORATION

Business Overview

We are a Colorado and Utah-based healthy beverages and lifestyles company engaged in the development and commercialization of a portfolio of organic, natural and other better-for-you healthy beverages, liquid dietary supplements, and other healthy lifestyle products. We compete in the growth segments of the beverage industry as a leading one-stop shop supplier for major retailers and distributors. We also are one of few competitors that commercializes its business across multiple channels including traditional retail, e-commerce, direct to consumer, and the medical channel. We market a full portfolio of Ready-to-Drink (“RTD”) better-for-you beverages including competitive offerings in the kombucha, tea, coffee, functional waters, relaxation drinks, energy drinks, rehydrating beverages, and functional medical beverage segments. We also offer liquid dietary supplement products, including Tahitian Noni® Juice, through a direct-to-consumer model using independent distributors called independent product consultants (“IPCs”). We differentiate our brands through functional performance characteristics and ingredients and offer products that are 100% organic and natural, with no high-fructose corn syrup (“HFCS”), no genetically modified organisms (“GMOs”), no preservatives, and only natural flavors, fruits, and ingredients. We rank as one of largest healthy beverage companies in the world as well as one of the fastest growing beverage companies according to Beverage Industry magazine annual rankings and Markets and Markets. Our goal is to become the world’s leading healthy beverage company, with leading brands for consumers, leading growth for retailers and distributors, and leading return on investment for shareholders. Our target market is health conscious consumers, who are becoming more interested and better educated on what is included in their diets, causing them to shift away from less healthy options such as carbonated soft drinks or other high caloric beverages and towards alternative beverage choices. We believe consumer awareness of the benefits of healthier lifestyles and the availability of heathier beverages is rapidly accelerating worldwide, and we are capitalizing on that shift.

Corporate Information

The Company was formed under the laws of the State of Washington on April 26, 2010, under the name American Brewing Company, Inc. (“American Brewing”).

On April 1, 2015, American Brewing acquired the assets of B&R Liquid Adventure, which included the brand, Búcha® Live Kombucha. Prior to acquiring the Búcha® Live Kombucha brand and business, we were a craft brewery operation. In April 2016, new management assumed daily operation of the business, and began the implementation of a new vision for the Company. In May 2016 we changed our name to Búcha, Inc. (“Búcha”), and then on June 30, 2016, we acquired the combined assets of “Xing” including Xing Beverage, LLC, New Age Beverages, LLC, Aspen Pure, LLC, and New Age Properties. We then shut down all California operations where Búcha was based, relocated the Company’s operational headquarters to Denver, Colorado and changed our name to New Age Beverages Corporation.

In October 2015, we sold American Brewing, including their brewery and related assets, to focus exclusively on healthy beverages. In February 2017, we uplisted onto The NASDAQ Capital Market. In March 2017, we acquired the assets of Maverick Brands, including their brand Coco-Libre. In June 2017, we acquired the assets of Premier Micronutrient Corporation (“PMC”), and also completed the acquisition of Marley Beverage Company (“Marley”) including the brand licensing rights to all Marley brand ready to drink beverages.

On December 21, 2018, we completed a business combination with Morinda, whereby Morinda became a wholly-owned subsidiary of the Company. Morinda is a Utah-based healthy lifestyles and beverage company founded in 1996 with operations in more than 60 countries around the world, and manufacturing operations in Tahiti, the U.S., China, Japan, and Germany. Morinda was the first company to produce and sell products derived from the noni plant, an antioxidant-rich, natural resource found in French Polynesia that we believe sustains the well-being of those who consume or use it. Morinda is primarily a direct-to-consumer and e-commerce business and works with over 300,000 independent contractor IPCs worldwide. More than 70% of its business is generated in the key Asia Pacific markets of Japan, China, Korea, Taiwan, and Indonesia. The combination with Morinda provides a portfolio of healthy beverages, with multi-channel penetration spanning traditional retail, e-commerce, and in-home, and hybrid route-to-market spanning direct-store-delivery (DSD), wholesale, and direct-to-consumer.

We currently have four wholly-owned subsidiaries: NABC, Inc., NABC Properties, LLC (NABC Properties”), New Age Health Sciences, and Morinda. NABC, Inc. is our Colorado-based operating company that consolidates performance and financial results of our divisions. NABC Properties administers the New Age buildings, physical properties, and warehouses. New Age Health Sciences includes all of our patents and the operating performance for the medical and hospital channels. Utah-based Morinda provides us an additional direct-to-consumer sales channel and access to key international markets.

Our principal executive offices are located at 1700 E. 68th Avenue, Denver, CO 80229, and our phone number is (303)-289-8655. Our corporate website address is www.newagebev.us. The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

Principal Products

Our core business is to develop, market, sell, and distribute healthy liquid dietary supplements and ready-to-drink beverages. The beverage industry comprises over $1 trillion in annual revenue according to Euromonitor and Booz & Company and is highly competitive with three to four major multibillion-dollar multinationals that dominate the sector. We compete by differentiating our brands as healthier and better-for-you alternatives that are natural, organic, and/or have no artificial ingredients or sweeteners. Our brands include Tahitian Noni Juice, TruAge, Xing Tea, Aspen Pure®, Marley, Búcha® Live Kombucha, PediaAde, Coco Libre, BioShield, and ‘NHANCED Recovery, all competing in the existing growth and newly emerging dynamic growth segments of the beverage industry. Morinda also has several additional consumer product offerings, including a TeMana line of skin care and lip products, a Noni + Collagen ingestible skin care product, wellness supplements, and a line of essential oils.

Tahitian Noni Juice and MAX

Tahitian Noni Juice® (TNJ) is the original superfruit liquid dietary supplement. Sourced from the noni fruit grown in French Polynesia, we believe TNJ supports the immune system, delivers superior antioxidants, helps rid the body of harmful free radicals, increases energy, supports heart health, and allows for greater physical performance levels. Ancient tradition and modern research both support the benefits of noni.

With Tahitian Noni Juice, Morinda brought the attention of the world to Tahiti and French Polynesia. Within just a few years, Morinda made noni French Polynesia’s No. 1 agricultural export. Morinda oversees every step in the process, from tree to bottle, ensuring the highest quality.

TruAge® MAX is a powerful noni-based liquid dietary supplement, containing more than 350 essential nutrients and phytonutrients from the world’s premier health-promoting plants. Some ingredients in Max include noni, Cornelian cherry, grape, blueberry, red sour cherry, olive and cranberry. These ingredients work in harmony with the body’s natural chemistry, helping balance key chemicals that support the healthy functioning of the body's systems.

The Company is currently developing Noni + cannabinoids (“CBD”) products with the intent to launch domestically and internationally in 2019, consistent with evolving laws and regulations relating to CBD.  The Company’s vision is to be a global leader in high-quality, research-driven CBD products across all categories. New product lines will include CBD topicals, Noni + CBD single-use shots, TNJ + CBD, Max + CBD, and our TeMana skin care line infused with CBD.

Búcha Live Kombucha

Búcha® Live Kombucha (“Búcha”) is a USDA-certified organic, natural, non-GMO, non-HFCS, fermented Kombucha tea with more than two billion colony forming units (“CFUs”) at batching. Búcha is produced with a unique and proprietary manufacturing process that eliminates the common vinegary aftertaste associated with many other Kombuchas and gives the product a 12-month shelf life as compared to the typical 90-day shelf life of our competitors’ products. The production process makes Búcha one of the world’s first shelf-stable (no refrigeration needed) kombuchas without compromising efficacy, and leads to consistency and stability with no risk of secondary fermentation, secondary alcohol production, incremental sugar production or over-carbonation.

 Marley

New Age owns the licensing rights in perpetuity to the Marley Brand of RTD beverages and provides an annual licensing fee as a percent of sales to the Marley estate. New Age’s Marley portfolio extends across the CBD, yerba mate, relaxation tea, and RTD coffee segments. The Bob Marley brand itself is a globally relevant healthy lifestyle brand with an elite social media presence, with more than 72 million Facebook followers and loyal Marley fans. In 2019, New Age announced its plans to commercialize a line of RTD CBD-infused beverages in the U.S and international markets, consistent with evolving legal and regulatory restrictions. We are poised, positioned, and determined to be the leader in the CBD-infused beverages market. New Age plans to create a full portfolio of CBD beverages under the Marley brand, beginning with the initial rollout of Mellow Mood + CBD and a Marley CBD Shot. In January 2019, New Age entered into license agreement with Docklight LLC to facilitate the U.S. distribution of these Marley CBD-infused beverages.

Marley Mate® is a caffeinated RTD tea, serving as a clean energy alternative to coffee or traditional energy drinks, with the same uplifting benefits, but without any crash or negative stigma associated with energy drinks. Marley Mate is USDA-certified organic, clean label, and is among the lowest sugar, calories, and carbohydrates of any RTD yerba mate in the market. Quickly becoming a national brand in the new and growing category, it has enjoyed excellent early success in its initial markets since launch, outselling major competitors in each of its initial launch markets.

Marley Cold Brew Coffee® is a healthier alternative to other cold brew brands, with 50% lower sugar than most brands in the segment, and fewer calories than other major Cold Brew. Brewed with authentic Jamaican Coffee, the Marley Cold Brew blend has a preferred flavor profile with low acidity and no bitterness. Created with an 18-month shelf life and requiring no refrigeration, Marley Cold Brew is developing a strong presence in ambient beverage sections, in dedicated off-the-shelf elegant wood displays, as well as in refrigerated sets. Marley also offers One Drop, an RTD Frappuccino made with Premium Jamaican Blue Mountain Coffee, and unlike competitive RTD coffees, contains no artificial ingredients, no HFCS, no preservatives, and no GMO’s.

Marley Mellow Mood® is a RTD relaxation drink, which, as aforementioned, will include a line extension of CBD-infused teas. Marley Mellow Mood is made with Valerian Root, Chamomile, and other natural herbs and ingredients and, unlike competitive RTD Teas, is all natural, has no HFCS, no preservatives, no GMO’s, and is kosher certified. The brand comes in 15.5 oz. cans in five flavors including Peach Raspberry, Bartlett Pear, Raspberry Lemonade, and Honey Green Tea. Marley is the leading relaxation drink, which is a developing sub-segment of the RTD category.

Xing

XingTea® is an all-natural, non-GMO, non-HFCS, and award winning, ready-to-drink tea. Xing is made with brewed green and black teas, and is further differentiated with unique natural fruit flavors, with no preservatives, GMOs or HFCS. The product is sweetened with only honey and pure cane sugar.

Xing Craft Brew Collection Tea® is an organic, premium-brewed line of artisanal teas sold in 16 oz. glass bottles with no added sugar and no artificial flavors. Unlike competitors that have more than 21 grams of added sugar, Xing Craft has no added sugar, and is an artisanal brewed tea made with single origin grown tea blends.

Coco Libre

Coco Libre® is a 100% pure coconut water (also available with watermelon juice infused), bottled at the source from young Vietnamese coastal coconuts. Historically a leading brand in the coconut water segment, Coco Libre is distributed in more than 15,000 outlets throughout the United States and Canada. Coco Libre® is offered in 1-liter and 330mL packages. Additionally, New Age launched Coco Libre Sparkling® in 2018, sparkling coconut water with 30-40 calories and zero added sugar. We believe that the differentiator of Coco Libre® is a light and crisp profile, infused with green tea extract and 100% pure exotic fruit juices.

TeMana Skin and Lip Care

Consistent with its line of healthy beverage products, and drawing on its vast noni expertise, Morinda developed and launched a line of high-end, noni-based skin and lip care products sold under the TeMana brand.

TeMana Brightening skin care products capture the essence of Tahiti, taking advantage of what we believe are four unique and beneficial elements of the noni plant: noni seed oil, noni leaf extract, noni seed extract, and noni fruit juice. The Brightening line includes Brightening Serum, Toner, Facial Shield, Moisturizer, Cleanser, Facial Refiner, Body Refiner, Facial Mask, Night Cream, and Eye Cream.

RTD TeMana Noni + Collagen is an ingestible skincare product. Noni + Collagen promotes firmer, smoother, more radiant skin. It's the only collagen product featuring noni, and also features fish collagen instead of collagen derived from other animal sources.

Developed in concert with the Italian cosmetics experts at B.Kolor, TeMana's lip care products help skin feel healthy and full.

Each of our Tahitian Noni Essential Oil blends combines purposeful, natural, therapy-grade essential oils with pure noni seed oil. Blends include Peppermint, Embrace, Lavender, Relief, Trim, Fortify, Breathe, Repel, Energize, and Relax.

New Age Health Sciences Division

Our Health Sciences Division owns 11 patents, on which significant cooperative research studies with human and animal trials have been completed, making New Age a beverage company with substantive intellectual property. The patents and human need-states that are addressed by the patent portfolio were all developed in partnership with and funded by the U.S. government, who invested more than $30 million behind them. Our intention is to convert the patents into products, with direct functionality in protection, treatment, or improvement of different consumer need-states.

We will pursue four main areas of focus where we believe we have the most robust science and patent protection for the commercialization of products including Rehydration/Recovery, Radiation protection, Neural Protection/Improvement, and Cardiovascular health. We also intend to either license or outsource any patent we do not intend to commercialize. The Company believes that the intellectual property portfolio is of substantial value to either pharmaceutical or beverage companies, given the quality and uniqueness of the patents, and the science and evidence on the efficacy of the technologies.

‘NHANCED

‘NHANCED is our first product that was developed by the medical and scientific team at New Age Health Sciences. ‘NHANCED delivers a first of its kind product, designed to be consumed the night before surgery to improve patient outcomes after surgery. It is a natural, clear complex carbohydrate beverage for patient use in accordance with hospital systems adopting enhanced recovery after surgery (“ERAS”) protocols. The product is coconut water based and includes key vitamins and mineral co-factors for immune support. It provides antioxidants, amino acids, and phytonutrients for improved metabolic function.

‘NHANCED was designed to facilitate recovery after surgery with less inflammatory response, less nausea, reduced gastric stress, increased GI motility, less insulin resistance, improved wound healing and immune function, and overall improved patient satisfaction. Initial patient testing has validated the benefits. Two bottles taken the evening before surgery, and one bottle up to three hours prior to surgery provide benefit to the patient. This is an advancement from the previous paradigm of nothing by mouth prior to surgery starting the evening before surgery.

Bio-Shield

“Bio-Shield” is the current working brand name for our radiation and environmental protection product. We own the patents to what we believe is the only product in the world proven to protect the body from the effects of ionizing radiation and have the trials and research studies validating the efficacy of our product. Ionizing radiation, which comes from a number of sources, including near proximity to sun, nuclear facilities, medical X-rays or scans, affects the body by breaking the double-strands of DNA inside the body. New Age’s product has proven to protect double-strand DNA from breaking due to the impact of radiation. “Bio-Shield” will be launched in Asia Pacific during the first half of 2019, and thereafter we expect to launch the product into the U.S. and other markets and channels including both the travel and medical channels by the fourth quarter of 2019.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks uncertainties and other factors described in our most recent Annual Report on Form 10-K, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in other documents incorporated by reference in this prospectus as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including and for general working capital purposes. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue up to 100,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our board of directors; (ii) are entitled to share in all of its assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of its affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

As of April 4, 2019, there were 75,357,742 shares of common stock issued and outstanding.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is ClearTrust, LLC located in Lutz, Fl.

Listing

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “NBEV.”

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue up to 1,000,000 shares of preferred stock, par value $0.001 per share, of which 250,000 are designated as Series A Preferred Stock, 300,000 are designated as Series B Preferred Stock, 7,000 are designated as Series C Convertible Preferred Stock, 44,000 are designated as Series D Convertible Preferred Stock. As of April 4, 2019, there were 0 shares of Series A Preferred Stock, 0 shares of Series B Preferred Stock, 0 shares of Series C Convertible Preferred Stock and 43,804 shares of Series D Convertible Preferred Stock issued and outstanding.

Series D Convertible Preferred Stock

The holders of Series D Convertible Preferred Stock are entitled to receive a dividend of up to an aggregate of Fifteen Million Dollars ($15,000,000) (the “Milestone Dividend”) if the Adjusted EBITDA (as defined in the governing certificate) of Morinda Holdings, Inc. is at least Twenty Million Dollars ($20,000,000) for the year ended December 31, 2019. The Milestone Dividend is payable on April 15, 2020. If the Adjusted EBITDA of the Morinda Holdings, Inc. is less than Twenty Million Dollars ($20,000,000), the Milestone Dividend shall be adjusted based on applying a five times multiple to the difference between the Adjusted EBITDA of $20 million and actual Adjusted EBITDA for the year ended December 31, 2019 and adjusting accordingly to the $15 million Milestone Dividend. Additionally, the Company is required to pay an annual dividend to the holders of the Preferred Stock equal to an aggregate of 1.5% of the Milestone Dividend amount, payable on a pro rata basis. The Company may pay the Milestone Dividend and /or the annual dividend in cash or in kind, provided that if the Company chooses to pay in kind, the shares of common stock issued as payment therefore must be registered under the Securities Act. The Preferred Stock shall terminate on April 15, 2020, the payment date of the Milestone Dividend.

Holders of Series D Convertible Preferred Stock are not entitled to vote unless required by the laws of the state of Washington.

Our Articles of Incorporation, as amended, authorizes our board of directors to issue shares of preferred stock in one or more series and fix the rights, preferences and privileges thereof, including voting rights, terms of redemption, redemption prices, liquidation preferences, number of shares constituting any series or the designation of such series, without further vote or action by the stockholders.

Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, the rules of the NASDAQ Capital Market or other securities exchange or market on which our stock is then listed or admitted to trading.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

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the title and stated or par value of the preferred stock;

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the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

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the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

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whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

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the provisions for a sinking fund, if any, for the preferred stock;

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any voting rights of the preferred stock;

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the provisions for redemption, if applicable, of the preferred stock;

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any listing of the preferred stock on any securities exchange;

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the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

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if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock;

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any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants which we may issue is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

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the title of the warrants;

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the aggregate number of the warrants;

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the price or prices at which the warrants will be issued;

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the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

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if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

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the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

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the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

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the minimum or maximum amount of the warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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if appropriate, a discussion of Federal income tax consequences; and

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any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

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the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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a description of the terms of any unit agreement governing the units; and

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a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

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the terms of the offering;

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the names of any underwriters or agents;

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the name or names of any managing underwriter or underwriters;

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the purchase price of the securities;

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any over-allotment options under which underwriters may purchase additional securities from us;

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the net proceeds from the sale of the securities

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any delayed delivery arrangements

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any underwriting discounts, commissions and other items constituting underwriters’ compensation;

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any initial public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers;

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any commissions paid to agents; and

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any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

 Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the NASDAQ Capital Market at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The consolidated balance sheets of New Age Beverages Corporation and its subsidiaries as of December 31, 2018 and 2017 and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the years then ended, appearing in New Age Beverages Corporation’s Annual Report on Form 10-K, for the years ended December 31, 2018 and 2017 have been audited by Accell Audit & Compliance, P.A., independent registered public accounting firm, as stated in their report thereon, included therein, and incorporated by reference herein.

The consolidated financial statements of Morinda Holdings, Inc. and Subsidiaries as of and for the years ended December 31, 2017 and 2016, incorporated in this Prospectus by reference from the Current Report on Form 8-K/A of New Age Beverages Corporation dated March 1, 2019, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated by reference herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Such financial statements have been incorporated herein in reliance on the report of each such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

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our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on April 1, 2019;

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Our Current Reports on Form 8-K filed with the SEC on January 17, 2019, February 25, 2019, April 2, 2019 and our amended Current Report on Form 8-K/A filed March 1, 2019;

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Our proxy statement on Schedule 14A filed with the SEC on April 5, 2019;

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the description of our common stock contained in the our amended Registration Statement on Form 8-A filed with the SEC on February 13, 2017 (File No. 001-38014), including any amendment or report filed for the purpose of updating such description; and

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all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

We also incorporate by reference into this prospectus all documents filed by us with the SEC pursuant to Sections 12(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: 1700 E. 68th Avenue, Denver, Colorado 80229, phone number (303) 289-8655.

$100,000,000
Common Stock

PROSPECTUS SUPPLEMENT

A.G.P

February 12, 2021